Exhibit 99.1

FOR IMMEDIATE RELEASE

Yerbae Expands Colorado Distribution Through Eagle Rock Distributing and King Soopers, Seeking to Mirror Safety Shot’s Success in Major Supermarket Chains

SCOTTSDALE, Ariz., February 4, 2025 — Yerbaé Brands Corp. (TSX-V: YERB.U; OTCQX: YERBF) (“Yerbaé” or the “Company”), a plant-based functional beverage company, today announced a new distribution agreement with Eagle Rock Distributing Company (“Eagle Rock”), a full-service beverage distributor servicing retailers across Georgia and Colorado. Under the agreement, Eagle Rock will distribute Yerbae’s 12oz functional beverage product line to King Soopers locations throughout Colorado. King Soopers, a subsidiary of Kroger, is one of the largest supermarket chains in the Rocky Mountain region.

This strategic partnership comes amidst a surge in consumer demand for plant-based, better-for-you alternatives in the beverage sector. Yerbaé, with its commitment to clean ingredients and natural energy, is well-positioned to capitalize on this trend, particularly within the expansive King Soopers network.

Eagle Rock Distributing Company has been a trusted partner for premium beverage brands in Colorado, known for its commitment to quality service and extensive experience in the beverage distribution space. The company’s established network will ensure that Yerbae’s products reach King Soopers locations throughout the state, from Denver to Boulder to Colorado Springs.

“We’re extremely excited to be working with Eagle Rock Distributing,” said Todd Gibson, CEO and Co-Founder of Yerbaé. “Colorado consumers are increasingly focused on health and wellness, and Yerbae’s clean, plant-based functional beverages are the perfect fit for this market. We’ve seen strong sales in the region from other retailers, and this partnership with Eagle Rock will ensure that King Soopers customers across the state have easy access to our products. We’re confident that Eagle Rock’s local expertise and excellent service will help us grow our presence in Colorado and continue meeting the demand for healthier beverage options.”

This expansion seeks to mirror Safety Shot, Inc.’s (Nasdaq: SHOT) success, which is in the process of acquiring Yerbaé, in securing distribution agreements with major supermarket chains across the United States, including a leading chain with over 2,400 stores in 35 states and a prominent Midwestern chain with over 285 stores across eight states.

Expanding Product Availability and Empowering Consumers

Eagle Rock will be delivering Yerbae’s latest 12oz functional beverage lineup, featuring the tantalizing flavors of Mango Passionfruit, Black Cherry Pineapple, and Peachy Mimosa Twist. This expansion provides King Soopers’ customers with an even wider selection of zero sugar, zero calorie, non-GMO, and gluten-free beverages, empowering them to make healthy choices without sacrificing taste or enjoyment.

Synergies with Safety Shot and Future Growth

This distribution agreement with Eagle Rock and King Soopers reinforces Yerbaé’s commitment to expanding its retail footprint and making its products more accessible to health-conscious consumers. This strategy aligns with the approach of Safety Shot, Inc., which is in the process of acquiring Yerbaé, and its focus on securing prominent placements within both convenience stores and major supermarket chains.

“Yerbaé’s expansion into King Soopers reflects a shared vision with Safety Shot to provide consumers with convenient access to innovative and healthy beverage choices,” said Jarrett Boon, CEO of Safety Shot, Inc. “We are confident that this partnership will be mutually beneficial and contribute to the continued growth of both brands.”

Yerbaé Brands Corp.

Founded in 2017 by Todd Gibson and Karrie Gibson, Yerbaé Brands Corp., (TSX-V: YERB.U; OTCQX: YERBF) is disrupting the functional beverage marketplace with great tasting, zero sugar, zero calorie beverages, while using plant-based ingredients that are designed to meet the needs of the wellness forward consumer. Harnessing the power of nature, Yerbaé’s key ingredient (yerba mate, a South American herb) is known to produce 196 different vitamins, minerals and nutrients as well as caffeine.

By combining yerba mate with its premium ingredients and flavors, Yerbaé provides consumers with a no compromise functional beverage solution. All Yerbaé beverages are zero calorie, zero sugar, non-GMO, and gluten free.

Find us @DrinkYerbaé on Instagram, Facebook, Twitter and TikTok, or online at https://yerbae.com.

Contact Information:

For investors, investors@yerbae.com or 480.471.8391

To reach CEO Todd Gibson, todd@yerbae.com or 480.471.8391

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Sure Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Sure Shot is available for purchase online at www.sureshot.com, www.walmart.com and Amazon. Safety Shot, Inc. is introducing business-to-business sales of Sure Shot to distributors, retailers, restaurants, and bars throughout 2025.

Investor Relations

Phone: 561-244-7100

Email: investors@drinksafetyshot.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the applicable securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding Eagle Rock’s ability to help Yerbaé grow its presence in Colorado, Yerbaé’s ability to capitalize on growing consumer demand for plant-based, better-for-you alternatives in the beverage sector in Colorado or elsewhere, particularly within the expansive King Soopers network, Yerbaé’s and SHOT’s business strategy, prospective costs, timing and the completion and any successes derived therefrom from the proposed business combination between Yerbaé and SHOT, are all forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, Yerbaé’s inability to grow its presence in Colorado and, in connection therewith, its ability to capitalize on the growing demand for plant-based, better-for-you alternatives in the beverage sector, the risk that the Yerbaé and SHOT transaction may not be completed in a timely manner or at all, which may adversely affect the price of Yerbaé’s securities; changes in applicable laws or regulations; the possibility that Yerbaé may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties not in the direct control of the Company. Moreover, Yerbaé operates in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Yerbaé’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Yerbaé gives no assurance that it will achieve the expectations stated herein. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Yerbaé assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.